UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2018

 Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
6701 Koll Center Parkway, Suite 120
Pleasanton, CA 94566
(Address of principal executive offices)
925-223-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1953 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 24, 2018 an employment agreement was executed between Natus Medical Incorporated (the “Company”) and its Chief Executive Officer, Jonathan A. Kennedy (the “Employment Agreement”). The Board appointed Mr. Kennedy President and Chief Executive Officer on July 11, 2018 as reported in the Form 8-K filed by the Company on July 12, 2018 (the “Prior 8-K”). The Employment Agreement provides for Mr. Kennedy's initial salary, participation in the Company's Cash Incentive Plan and award of stock options and performance stock units as reported in the Prior 8-K. The Employment Agreement further provides for payments upon termination of employment, including payments due upon a termination following a Change of Control (as defined in the Employment Agreement). For termination other than due to cause, death or disability, Mr. Kennedy would be entitled to receive: (a) a lump sum payment due and payable within thirty (30) days after the date of separation, less applicable withholding taxes, equal to two times his then current base salary, (b) the immediate vesting of any unvested equity awards (including vesting at target of any performance stock units), and (c) continued payment by the Company of COBRA benefits through the lesser of (i) 18 months from the effective date of such termination, or (ii) the date upon which he and his eligible dependents become covered under similar plans.

The agreement provides that if within twelve months of a Change of Control transaction Mr. Kennedy terminates his employment for “good reason” or is terminated without cause, then he will receive (a) a lump sum payment due and payable within thirty (30) days after the date of separation, less applicable withholding taxes, equal to two times the sum of (i) the greater of his then current base salary rate and his base salary rate in effect immediately prior to the change in control transaction and (ii) 100% of the greater of his target bonus then in effect and 100% of his target bonus as in effect immediately prior to the change in control transaction; (b) the immediate vesting of any unvested equity awards and (c) continued provision of COBRA or similar benefits through the lesser of (i) 24 months from the effective date of such termination, or (ii) the date upon which he and his eligible dependents become covered under similar plans.

The Employment Agreement is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Employment agreement between the Company and Jonathan A. Kennedy dated August 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: August, 29, 2018	By:	/s/ Sharon R. Villaverde
Sharon R. Villaverde
Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Employment agreement between the Company and Jonathan A. Kennedy dated August 24, 2018